Exhibit 23.2

Kreit & Chiu CPA LLP

733 Third Avenue, Floor 16, #1014

New York, NY 10017

(949) 326-CPAS (2727)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Baird Medical Investment Holdings Limited (the “Company”) on Amendment No.3 to Form F-1 (File No. 333-283249) of our report dated May 15, 2025, relating to the consolidated financial statements of the Company as of December 31, 2024 and for the year then ended, which appear in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

December 5, 2025